UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2016

WESTERN REFINING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)
123 West Mills Avenue, Suite 200 El Paso, Texas 79901 (Address of principal executive offices and Zip Code)
(915) 534-1400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01             Regulation FD Disclosure.

On June 6, 2016, Western Refining, Inc. (the “Company”) issued a press release announcing that Company management will participate in the RBC Capital Markets Global Energy and Power Executive Conference in New York City, New York on Tuesday, June 7, 2016. The presentation is currently scheduled for 8:30 a.m. EDT. The presentation will be available on the Investor Relations sections of Western’s website at www.wnr.com beginning June 7, 2016.

On June 6, 2016, Company also announced that Company management will participate in the BAML Energy Credit Conference 2016 in New York City, New York on Wednesday, June 8, 2016. The presentation is currently scheduled for 2:20 p.m. EDT and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations sections of Western’s website at www.wnr.com beginning June 8, 2016.

On June 6, 2016, Company also announced that Company management will participate in the Barclays High Yield Bond & Syndicated Loan Conference in Colorado Springs, Colorado on Thursday, June 9, 2016. The presentation is currently scheduled for 6:45 p.m. EDT and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations sections of Western’s website at www.wnr.com beginning June 9, 2016.

The materials from all three conferences will remain available in accordance with the Company’s investor presentation archive policy.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01             Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated June 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke
Name:	Gary R. Dalke
Title:	Chief Financial Officer

Dated: June 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 6, 2016